UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2014

OCULUS INNOVATIVE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1129 N. McDowell Blvd, Petaluma, CA	94954
(Address of principal executive offices)	(Zip Code)

(707) 283-0550

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 31, 2014, Oculus Innovative Sciences, Inc. (the “Company”) announced it entered into certain new agreements with its wholly-owned subsidiary, Ruthigen, Inc. (“Ruthigen”). Previously, the Company had entered into three key agreements with Ruthigen, which established the license and supply as well as shared services with the subsidiary, and governed the terms of its relationship with Ruthigen following the completion of Ruthigen’s intended initial public offering. Each of these agreements (the “Ancillary Agreements”) was entered into in the overall context of Ruthigen’s separation from the Company (the “Separation”). The effective date for all three agreements is the closing date of Ruthigen’s intended initial public offering, if any should occur.

Funding Agreement

Due to certain changes to the terms of Ruthigen’s intended initial public offering that have occurred as well as any additional changes that may occur, the Company has entered into a new financing agreement with Ruthigen to govern the terms of certain additional financing to be provided to Ruthigen by the Company, pending the Separation, subject to the terms and conditions set forth in the agreement.

The Company has agreed to continue to fund Ruthigen for a total of up to $760,000 to allow Ruthigen to proceed with its intended initial public offering. The parties agreed that the Company has no further obligation to fund operations of Ruthigen beyond the amounts detailed in a budget to be mutually agreed upon by the parties in connection with the execution of the funding agreement and such amounts shall not exceed $760,000. Furthermore, any funds provided by the Company to Ruthigen pursuant to the funding agreement will be repaid by Ruthigen to the Company at the time of the closing of the Ruthigen initial public offering. The Company may, in its sole discretion, extend additional funds to Ruthigen, but it has no obligation to do so. The funding agreement also requires the resignation of all Ruthigen board of director members from the Company’s board of directors at the time Ruthigen’s initial public offering is completed; and prior to that, the resignation of one Ruthigen board of director member at the time Ruthigen files an amended Registration Statement on Form S-1 with the SEC.

The foregoing description of the terms of the funding agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the funding agreement which is attached to this Current Report on Form 8-K as Exhibit 10.1, and incorporated herein by reference in its entirety.

Amended Separation Agreement

On August 2, 2013, the Company entered into a separation agreement with Ruthigen that contained key provisions related to the Company’s ongoing relationship with Ruthigen, and more specifically governed its relationship with Ruthigen following the completion of Ruthigen’s intended initial public offering. On January 31, 2014, the parties amended the separation agreement.

The parties amended the terms of the prior separation agreement such that the terms of the funding agreement shall control the methodology for the allocation of the operational and offering related expenses incurred prior to and in connection with Ruthigen’s intended initial public offering for which Ruthigen is required to reimburse the Company.

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The amended separation agreement also amended certain terms related to the Company’s certain “piggy back” registration rights if Ruthigen proposes to publicly register any of its common stock following the completion of Ruthigen’s intended initial public offering, subject to certain conditions and limitations. The inclusion of the Ruthigen shares the Company owns in such registration will be subject to the same terms that Ruthigen offers its own securities in such offering and the Company’s registration rights will never be never be more than 30% of the value of all securities to be registered in such offering. The amended separation agreement also contains a series of restrictions on the Company’s ability to transfer the Ruthigen shares it owns. The Company is restricted from transferring any of the Ruthigen shares it owns during the first year (the “lock up period”) immediately following Ruthigen’s intended initial public offering.

The effective date for the amended separation agreement is the closing date of Ruthigen’s intended initial public offering, if any should occur. All other terms and conditions of the amended separation agreement are substantially similar to the terms and conditions of the prior separation agreement.

The foregoing description of the terms of the amended separation agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the amended separation agreement which is attached to this Current Report on Form 8-K as Exhibit 10.2, and incorporated herein by reference in its entirety.

Amendment No. 3 to License and Supply Agreement

On January 31, 2014, the Company entered into Amendment No. 3 to the license and supply agreement with Ruthigen to further amend certain milestone events and the terms of the manufacturing equipment purchases, and to remove sections of the license and supply agreement which related to an exclusive option granted to Ruthigen by the Company to expand the terms of the license and agreement to dermatologic uses.

Ruthigen will be required to make a total of $8,000,000 in milestone payments to the Company for the first product only, as follows: upon completion of last patient enrollment in Ruthigen’s Phase 1/2 clinical study; upon completion of last patient enrollment in Ruthigen’s first pivotal clinical study; upon completion of Ruthigen’s first meeting with the U.S. Food and Drug Administration (“FDA”) following completion of Ruthigen’s first pivotal clinical trial; and upon first patient enrollment in Ruthigen’s second pivotal clinical trial. In addition, as further consideration under the agreement, Ruthigen will be required to make certain royalty payments to the Company based on Ruthigen’s annual net sales of the product from the date of first commercial sale to the date that Ruthigen ceases to commercialize the product.

The effective date for the license and supply agreement is the closing date of Ruthigen’s intended initial public offering, if any should occur. All other terms and conditions of the license and supply agreement remain unmodified and in full force and effect.

The foregoing description of the terms of the Amendment No. 3 to the license and supply agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Amendment No. 3 to the license and supply agreement which is attached to this Current Report on Form 8-K as Exhibit 10.3, and incorporated herein by reference in its entirety.

Amendment No. 1 to Shared Services Agreement

On January 31, 2014, the Company entered into Amendment No. 1 to the shared services agreement with Ruthigen to amend the terms of certain standard activities the Company shall provide Ruthigen and the terms related to access to the Company’s facilities.

The effective date for the shared services agreement is the closing date of Ruthigen’s intended initial public offering, if any should occur. All other terms and conditions of the shared services agreement remain unmodified and in full force and effect.

The foregoing description of the terms of the Amendment No. 1 to the shared services agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of Amendment No. 1 to the shared services agreement which is attached to this Current Report on Form 8-K as Exhibit 10.4, and incorporated herein by reference in its entirety.

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Guarantee of Severance for Hojabr Alimi

On March 21, 2013, the Company’s subsidiary, Ruthigen, Inc., entered into an employment agreement with an effective date of February 4, 2013 (the “Employment Agreement”) with Hojabr Alimi to reflect his new role and responsibilities as Chief Executive Officer of Ruthigen, Inc. Mr. Alimi is the former Chief Executive Officer of the Company.

On January 31, 2014, the Company approved the guarantee of certain severance payments to be made to Mr. Alimi. Pursuant to the terms of the guarantee of severance, if (i) the proposed Ruthigen initial public offering does not occur, (ii) Mr. Alimi ceases to be employed by Ruthigen because Ruthigen is bankrupt or otherwise insolvent, and (iii) Ruthigen severance benefits are due to Mr. Alimi under the Employment Agreement but Ruthigen lacks the financial resources to pay same, then the Company has agreed to pay Mr. Alimi a lump sum payment of $385,000; provided that such severance payment obligation is expressly subject to the same terms and conditions as apply to Ruthigen’s payment thereof as set forth in the Employment Agreement.

All other terms of Mr. Alimi’s employment will continue as described in the Employment Agreement. The foregoing description of the guarantee of severance is qualified in its entirety by reference to the full text of the letter agreement, which is filed herewith as Exhibit 10.6 and incorporated herein by reference.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, its planned separation, or future events or conditions. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in the Company’s Annual Report on Form 10-K and in other documents that it files from time to time with the SEC. These risks include, but are not limited to, the uncertainties associated with effecting a spin-off of a separate public company, and the discretion of the Company’s Board of Directors to delay or cancel the spin-off prior to execution. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 9.01	Financial Statements and Exhibits.

10.1	Funding Agreement by and between Oculus Innovative Sciences, Inc. and Ruthigen, Inc., dated January 31, 2014.

10.2	Amended Separation Agreement by and between Oculus Innovative Sciences, Inc. and Ruthigen, Inc., dated January 31, 2014.

10.3	Amendment No. 3 to License and Supply Agreement by and between Oculus Innovative Sciences, Inc. and Ruthigen, Inc., dated January 31, 2014.

10.4	Amendment No. 1 to Shared Services Agreement by and between Oculus Innovative Sciences, Inc. and Ruthigen, Inc., dated January 31, 2014.

10.5	Employment Agreement by and between Ruthigen, Inc. and Hojabr Alimi, dated March 21, 2013 (included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 22, 2013, and incorporated herein by reference).

10.6	Letter Agreement by and between Oculus Innovative Sciences, Inc. and Hojabr Alimi, dated January 31, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oculus Innovative Sciences, Inc.
(Registrant)

Date: February 6, 2014	By:	/s/ Robert Miller
Name: Robert Miller Title: Chief Financial Officer

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